                As filed with the Securities and
            Exchange Commission on February 9, 1996


                                        Registration No. 33-75580


               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549
               ----------------------------------

               POST-EFFECTIVE AMENDMENT NO. 1 TO
                            FORM S-8
    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
               ----------------------------------

                       ENERGYNORTH, INC.
       (Exact name of issuer as specified in its charter)

               New Hampshire                      02-0363755
          (State or other jurisdiction of       (I.R.S Employer
          incorporation or organization)        Identification No.)

                   1260 Elm St, P.O. Box 329
              Manchester, New Hampshire 03105-0329
  (Address of Principal Executive Offices Including Zip Code)

ENERGYNORTH, INC. KEY EMPLOYEE PERFORMANCE AND EQUITY INCENTIVE PLAN
                      (Full title of plan)

                       ROBERT R. GIORDANO
             President and Chief Executive Officer
                       EnergyNorth, Inc.
                          P.O. Box 329
              Manchester, New Hampshire 03105-0329
                         (603)625-4000
       (Name, address, including zip code, and telephone
       number, including area code, of agent for service)

             Copy to:  RICHARD A. SAMUELS, ESQUIRE
              McLane, Graf, Raulerson & Middleton
                    Professional Association
                  900 Elm Street, P.O. Box 326
              Manchester, New Hampshire 03105-0326
                --------------------------------


    Approximate date of proposed sales pursuant to the Plan:
From time to time after the effective date of this Registration
Statement

                       ENERGYNORTH, INC.

                     Cross-Reference Sheet
                     ----------------------

                            Form S-8

Item in Part I of Form S-8              Location in the Prospectus
--------------------------              --------------------------
1.   Plan Information

     (a)  General  Plan                 Outside front cover page of
          Information                   prospectus; The Plan: General;
                                        Purpose of the Plan; Effective
                                        Date and Expiration of the Plan

     (b)  Securities to                 The Plan: Stock Subject to
          be Offered                    Plan

     (c)  Employees Who May             The Plan: Eligibility and
          Participate in the Plan       Selection

     (d)  Purchase of Securities        The Plan: Stock Subject to the
          Pursuant to the Plan          Plan; Terms and Conditions
          and Payment for               of the Plan
          Securities Offered

     (e)  Resale Restrictions           The Plan:   Forfeiture and
                                        Restrictions on Transfer;
                                        Restrictions on Resale

     (f)  Tax Effects of Plan           Summary of Certain Federal
          Participation                 Income Tax Consequences

     (g)  Investment of Funds           Not applicable

     (h)  Withdrawal from the           The Plan:  Forfeiture and
          Plan; Assignment of           Restrictions on Transfer
          Interest

     (i)  Forfeitures and Penalties     The Plan:  Forfeiture and
                                        Restrictions on Transfer

     (j)  Charges and Deductions        The Plan:  Forfeiture and
          and Liens Therefor            Restrictions on Transfer

2.   Registrant Information             Certain Other Information
     and Employee Plan
     Annual Information

                       TABLE OF CONTENTS
                       -----------------
                                                             Page
                                                             ----

AVAILABLE INFORMATION.......................................    1

THE PLAN....................................................    1
    General.................................................    1
    Purpose of Plan.........................................    1
    Effective Date and Expiration of the Plan...............    1
    Stock Subject to the Plan...............................    1
    Administration..........................................    1
    Eligibility and Selection...............................    2
    Terms and Conditions of Plan............................    2
    Award Agreement.........................................    3
    Forfeiture and Restrictions on Transfer.................    3
    Voting Rights and Dividends.............................    3
    Amendment, Suspension, and Termination of the Plan......    3
    Employment..............................................    3
    Indemnification of Committee............................    3
    Restrictions on Resale..................................    4

SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES..........    4

PERIODIC REPORTS TO STOCKHOLDERS............................    6

CERTAIN OTHER INFORMATION...................................    6

                     AVAILABLE INFORMATION

EnergyNorth, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549; and at the Regional Offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 75 Park Place, Room 1400, New York, NY 10007. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

The Company will provide without charge to any person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of its most recent annual report to stockholders and any and all documents incorporated herein by reference (other than certain exhibits to such documents). See "Certain Other Information." Written requests should be directed to the Sr. Vice President and Chief Financial Officer, Energy-North Inc., P.O. Box 329, Manchester, New Hampshire 03105-0329. Telephone requests may be directed to (603)625-4000.

                            THE PLAN

General
The following description of the EnergyNorth, Inc. Key Employee Performance and Equity Incentive Plan (the "Plan") is intended to assist you in becoming familiar with the Plan, but does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan, which may be examined at the Company's Human Resources Department. In the case of any conflict or apparent conflict between the following description and the full text of the Plan, the full text will control. Additional information about the Plan and the Plan administrators may be obtained from the Company's Human Resources Department at the above address and telephone number.

Purpose of Plan
The Plan is intended to compensate certain officers and employees of the Company ("Key Employees") chosen by the Compensation Committee of the Company's Board of Directors ("Committee") based upon performance standards and objectives and to reward performance with share ownership in the Company. The Plan is intended to provide for competitive, market-based total compensation, in conjunction with base salary. Share ownership is intended to attract and retain Key Employees and align their interests with the interests of shareholders and ratepayers.

The Plan is not subject to the provisions of the Employee
Retirement Income Security Act of 1974 ("ERISA").

Effective Date and Expiration of the Plan
The Plan became effective on November 18, 1992 and will expire on November 17, 2002 ("Expiration Date").

Stock Subject to the Plan
A total of 200,000 shares of the Company's $1.00 par value Common
Stock ("Shares") may be awarded under the Plan, which may be issued from authorized and unissued shares or purchased by the Company from Shares that are issued and outstanding.

Administration
The Plan is administered by the Committee, whose members may not participate in the Plan. The Committee determines the Key Employees to whom awards of cash and Shares pursuant to the Plan ("Incentive Awards") are granted, the performance criteria upon which Incentive Awards are based, and the terms and provisions of the written agreements between the Company and a Key Employee setting forth the terms and conditions of Incentive Awards ("Award Agreement"). The Committee has full power to construe and interpret the Plan and establish rules for its administration. However, no Incentive Award may be made by the Committee without the prior approval of a majority of the members of the Board of Directors who are ineligible to participate in the Plan. Members of the Committee are elected by the Board of Directors at each annual meeting of the Board of Directors for terms of one year and until their successors are duly elected. Committee members may be removed from the Committee by the Board of Directors at any time. There are no material relationships between the members of the Committee and the employees, the Company, or affiliates of the Company, other than their capacity as directors of the Company.

Eligibility and Selection
The Committee has full discretion to determine those officers and employees of the Company whose performance and retention, in the judgment of the Committee, is of distinct importance to the operation and financial results of the Company. All officers and employees of the Company and its subsidiaries are eligible to be designated a Key Employee by the Committee and selected as a participant in the Plan ("Participant").

Terms and Conditions of Plan
The Plan provides Participants with the opportunity to earn a portion of annual compensation, in the form of Incentive Awards, based upon performance criteria that are established annually by the Committee. Prior to or early in each fiscal year during the term of the Plan ("Plan Year"), the Committee establishes the maximum amount of Incentive Awards to be awarded for the ensuing Plan Year, which is expressed as a percentage of each Participant's midpoint between the minimum and maximum base salary established from time to time by the Board of Directors for each employee. Prior to the beginning of each Plan Year, the Committee also establishes the performance criteria upon which Incentive Awards for the ensuing Plan Year will be based, falling generally into criteria directed at promoting efficiency of operations, controlling cost of service, improving costs measured against inflation, and other operational criteria ("Ratepayer Interests") and criteria directed at achieving income objectives, profitability, shareholder return, and other financial performance criteria ("Shareholder Interests"). In addition to the performance criteria represented by Ratepayer and Shareholder Interests, a discretionary assessment of a Participant's contribution to Ratepayer and Shareholder Interests will be made by the Committee. The Committee establishes performance standards in each of the performance areas in each Plan Year, expressing the relative weight given to each performance area as a percentage, which is set forth in writing for each Plan Year as an Appendix of Annual Performance Criteria. The Committee also sets earnings thresholds for each Plan Year based on a comparison on actual earnings of the Company for a Plan Year to (i) the Company's forecasted earnings for that Plan Year and (ii) the amount of dividends paid by the Company during the Plan Year. Earnings thresholds are also set forth in the Appendix of Annual Performance Criteria. No Incentive Awards will be made if Company earnings, adjusted for items of income or expense that are determined by the Committee to be unusual or extraordinary and inappropriate to affect incentive compensation in a Plan Year, are below the earnings threshold with respect to earnings and dividends established for that Plan Year.

The Committee will determine the amount of Incentive Awards in accordance with the provisions of the Plan within a reasonable time after all necessary information is available to the Committee following the end of each Plan Year. Twenty-five percent of each Incentive Award is awarded in the form of Shares, and the balance is awarded in cash. The cash portion of the Incentive Award is paid as soon as practicable following the close of the Plan Year. The portion of each Incentive Award in the form of Shares is paid as compensation and without additional consideration, but such Shares are subject to certain transfer restrictions and forfeiture as described below. The number of Shares awarded as a portion of each Incentive Award is determined by dividing an amount equal to 25% of a Participant's total Incentive Award by the average of the closing prices of the Company's common stock, as reported on the New York Stock Exchange, during the last ten trading days of the Plan Year to which the Incentive Award applies.

Award Agreement
At the time that Shares are awarded pursuant to an Incentive Award, each Participant must execute an agreement ("Award Agreement") that provides, among other things, for escrow of Shares, forfeiture upon the occurrence of certain events, nontransferability, and payment of federal withholding taxes. The Award Agreement provides that federal withholding taxes with respect to Shares awarded pursuant to an Incentive Award must be paid by a participant at such time as the withholding is due and that if such payment is not made, the Company may deduct and pay such withholding from any other payments due to the participant or may, in its discretion, sell or retain Shares to satisfy the withholding payment obligation. See "Summary of Certain Federal Income Tax Consequences."

Forfeiture and Restrictions on Transfer
Shares awarded pursuant to Incentive Awards will be forfeited to the Company if a Participant's employment is terminated within three years from the date on which the Shares are first granted to the Participant, except that forfeiture will not occur by reason of death of the Participant, total disability as that term is defined in Section 72(n)(7) of the Internal Revenue Code of 1986, or Early, Normal, or Deferred Retirement, as those terms are defined in the EnergyNorth, Inc. Retirement Plan for Salaried Employees dated January 4, 1984, as amended or replaced. The Plan also provides that for a period of three years from the date on which Shares are first granted to a Participant pursuant to an Incentive Award, a Participant may not sell, assign, convey, pledge, or otherwise transfer such Shares, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986 or by ERISA. Further, Shares may not be reached by, or be subject to any legal, equitable, or other process, including bankruptcy, and are not subject to control by creditors of a Participant, including execution, attachment or similar process, except with the consent of the Company. The three-year forfeiture and non-transferability periods will terminate in the event of death, total disability, the later of Normal or Deferred Retirement (as defined above), or a Change in Control of the Company as that term is defined in the Plan. Thus, a Participant who elects Early Retirement during the three-year forfeiture period will not forfeit the Shares held less than three years, but the non-transferability period that applies to those Shares may not terminate until the three-year period elapses.

Voting Rights and Dividends
Participants have all rights of a shareholder with respect to Shares that are awarded upon the grant of the Shares, including during the period during which Shares are subject to forfeiture and restrictions on transferability, including the right to vote the Shares and to receive dividends and other distributions with respect to the Shares.

Amendment, Suspension, and Termination of the Plan
The Board of Directors may in its sole discretion, at any time suspend or terminate the Plan. Unless earlier terminated, the Plan terminates on the Expiration Date. The Board of Directors may also amend the Plan in its sole discretion, except that amendments must first be approved by the affirmative vote of the majority of the shareholders of the Company if such amendment materially increases the number of Shares subject to the Plan, materially increases the benefits accruing to Participants under the Plan, removes the administration of the Plan from the Committee, or materially modifies eligibility requirements for participation in the Plan. Additionally, no termination or amendment can be made that adversely affects Shares issued to a

Participant, and the Plan may not be terminated nor benefits reduced as to Participants as of the date of any Change in Control, as that term is defined in the Plan.

Employment
Nothing in the Plan confers upon any employee the right to continue in the employ of the Company.

Indemnification of Committee
In addition to other rights of indemnification as directors or otherwise, the members of the Committee will at all times be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the assertion of any claim, action, suit or proceeding, or in connection with any appeal thereof, to which they, or any of them, may be a party by reason of any action taken or failure to act in connection with the Plan, and against all amounts paid by them in settlement thereof approved by independent legal counsel selected by the Company, or paid by them in satisfaction of a judgment in any such action, suit or proceeding, provided that within sixty (60) days after institution of such action, suit or proceeding, the Committee member shall make a written offer to the Company to handle and defend the same at its own expense.

Restrictions on Resale
In general, there are no restrictions on the resale of Shares awarded pursuant to an Incentive Award, except for the restrictions on transferability described above and except where a Participant may be deemed a "control person" of the Company. In the latter case, shares may only be sold by a control person under an effective registration statement or pursuant to an exemption from registration under the Securities Act of 1933.


                       SUMMARY OF CERTAIN
                FEDERAL INCOME TAX CONSEQUENCES

Different federal income tax rules apply to the cash and stock portions of the Incentive Awards. The cash portion of Incentive Awards granted under the Plan will generally be governed by the income recognition rules of Sections 61 and 451 of the Internal Revenue Code of 1986, as amended (the "Code"). The stock portion of Incentive Awards granted under the Plan will generally be governed by Section 83 of the Code. The following discussion summarizes certain federal income tax aspects of the cash and stock portions of Incentive Awards granted under the Plan.


CASH INCENTIVE AWARDS

Introduction
The following discussion is based on the existing statutory provisions and the final and proposed regulations as currently applied by the Internal Revenue Service and is subject to changes that may be made to any applicable proposed regulations before they become final.

In General
The cash portion of Incentive Awards will be included in taxable income of a Participant in the calendar year in which the cash
Incentive Award is paid to the Participant.


STOCK INCENTIVE AWARDS

Introduction
The following discussion is based on the existing statutory provisions and the final and proposed regulations as currently applied by the Internal Revenue Service and is subject to changes that may be made to any applicable proposed regulations before they become final. For purposes of applying the following rules of federal income taxation to the stock portion of the Incentive Award, the fair market value of a Share shall be determined without regard to any restrictions other than restrictions which by their terms will never lapse.

In General
Because the forfeiture and transferability restriction conditions imposed by the Plan will constitute a substantial risk of forfeiture and restriction on transferability, unless an election is made to recognize income earlier, a Participant will not recognize income upon the receipt of Shares until lapse of the forfeiture and transfer restriction periods applicable to such stock portion of an Incentive Award. Accordingly, under the Plan, Participants will generally not recognize any income on the stock portion of Incentive Awards until the calendar year during which the three-year forfeiture and transfer restriction periods lapse, which is three years from the date on which the Shares are granted to Participants, provided that the Participant remains employed by the Company. Such income will be taxable as compensation income and will be subject to withholding.

If the forfeiture and transfer restriction conditions automatically terminate due to the death, disability, Retirement, whether Normal or Deferred, of a Participant or in the event of a Change in Control of the Company, then the Participant will recognize income in the year of the Participant's death, disability, Normal Retirement, Deferred Retirement or a Change in Control of the Company. If the forfeiture restriction conditions lapse due to the early retirement of a Participant, then the Participant will recognize income in the year of the Participant's Early Retirement even though the transfer restriction condition will still be applicable.

Unless an election is made to recognize income at an earlier time, the amount of the income recognized by a Participant will equal the fair market value of the Shares on the date the forfeiture and/or the transfer restriction conditions lapse. A Participant's basis in such Shares will be equal to the amount of income recognized by the Participant upon the first to lapse of the forfeiture restriction conditions or the transfer restriction conditions. The holding period of the Shares for the purpose of measuring short term or long term capital gain or loss begins when the Shares are no longer subject to substantial risks of forfeiture or when the stock becomes transferable.

Election By Participant to Accelerate Income
A Participant has the option to elect pursuant to Code Section 83(b) to include in taxable income the value of the Shares on the date that they are received by the Participant instead of at the lapse of the earlier of the forfeiture restriction conditions or the transfer restriction conditions. Generally, the date of receipt by the Participant will be the date on which certificates for the Shares are issued to the Participant, even though the Company will retain possession of the certificates in escrow.
The Participant must file an election with the Internal Revenue Service within 30 days of the date on which the certificates are issued. The Participant must also notify the Company of its election. If such an election is made, the Participant will recognize income equal to the value of the stock on the date of receipt regardless of the forfeiture and transferability restriction conditions in place at the time. The value may be different from the value used to calculate the number of Shares that would comprise the stock portion of the Incentive Award.

If such an election is made, the Participant's basis of the Shares received will be equal to the amount of income recognized by the Participant upon making the election. The Participant's holding period with respect to such Shares for the purpose of measuring short term or long term capital gain or loss will begin just after the date such Shares are received by the Participant, without regard to the retention of the Shares in escrow. Any appreciation or depreciation in the value of the Shares after such an election is made will be treated as capital in nature.

If a Participant forfeits the Shares as to which such an election has been made as a result of a termination of employment (see "The Plan": "Forfeiture and Restrictions on Transfer"), the Participant will recognize a loss equal to the amount actually paid, if any, by the Participant for the Shares. Any such loss would be capital in nature rather than ordinary. However, for tax purposes, Participants will be considered to have paid no consideration for the Shares. Further, because the election cannot be revoked by the Participant, any taxes paid as a result of making the election will not be deductible as either an ordinary or capital loss in the event that the Shares are forfeited, nor can the Participant file an amended return to recover any such taxes paid.

Dividend Treatment
Unless an election pursuant to Code Section 83(b) is made, any dividends paid to a Participant with respect to Shares held in escrow and registered in the name of the Participant will be treated as compensation and thus taxable as wages and subject to withholding in the year paid to the Participant. Upon lapse of the three-year forfeiture and transfer restriction period, dividends paid with respect to the Shares will be treated as dividend income. If the Participant has made an election to recognize income earlier pursuant to Section 83(b), then any dividends paid on the Shares awarded to the Participant will be treated as dividend income to the Participant making such an election.

Parachute Payments
In the event the forfeiture and transfer restriction conditions automatically terminate due to a Change in Control of the Company, the present value of the acceleration of the stock portion of the Incentive Award will constitute a parachute payment that will be added to any other parachute payments made under other agreements between the Company and a Participant in order to calculate the amount of excess parachute payments subject to the excise tax imposed under Code Section 280G. Generally, excess parachute payments are those payments triggered by a change in control in excess of 300% of an employee's annualized includible compensation (the employee's average annual compensation for the most recent five year period ending before the date of the change of control).


STATE AND LOCAL TAX CONSEQUENCES

The consequences, under applicable state and local income tax laws, upon the grant of cash and stock paid as Incentive Awards may not be the same as under the federal income tax laws. Generally, any dividends paid on the Shares awarded to a Participant prior to the Participant's recognition of income on account of those Shares will not be subject to the New Hampshire Interest and Dividends Tax because the dividends will be treated as compensation. Dividends paid on the Shares awarded to a Participant after the Participant has recognized income on account of those Shares will be subject to the New Hampshire Interest and Dividends Tax.

The Plan is not subject to Section 401(a) of the Code which applies only to pension benefit plans.


GENERAL

The rules governing the tax treatment of cash and Shares paid as Incentive Awards pursuant to the Plan are quite technical, so that the above description of federal income tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretation, and their application may vary in individual circumstances. PARTICIPANTS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE PLAN TO THEM.

                PERIODIC REPORTS TO STOCKHOLDERS

The Company furnishes its stockholders with audited financial statements for each fiscal year and with unaudited financial statements for the first three quarters of each fiscal year. Copies of these documents, and any other communications sent to the Company's stockholders generally, will also be furnished to all participants in the Plan.

                   CERTAIN OTHER INFORMATION

The Company has filed with the Commission a Registration Statement on Form S-8 under the Securities Act of 1993 with respect to the Common Stock offered under the Plan. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information with respect to the Company and the Plan, you are referred to the Registration Statement, including the exhibits thereto, and the documents incorporated therein by reference. All of these documents may be inspected and copied at the public reference facilities maintained by the Commission at the addresses set forth on page 1 of this Prospectus. In addition, the Registration Statement, the documents incorporated by reference in Item 3 of Part II of the Registration Statement, and any other documents required to be delivered to Participants are available, without charge, upon oral or written request to the Sr. Vice President and Chief Financial Officer, EnergyNorth Inc., 1260 Elm Street, Box 329, Manchester, New Hampshire 03105-0329 and telephone number (603) 625-4000.

                            PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.   Incorporation of Documents by Reference

The following documents filed by the Company with the Commission are incorporated herein by reference:

      (a)     Annual Report on Form 10-K for the Fiscal Year
              Ended September 30, 1995.

      (b)     Quarterly Report on Form 10-Q for the Quarterly
              Period ended December 31, 1995.

      (c) The description of the Common Stock which is contained in the Company's Registration Statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

All documents filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 6.        Indemnification of Directors and Officers

New Hampshire Revised Statutes Annotated ("RSA") 293-A, Sections
8.51 through 8.58, empower a corporation, subject to certain limitations, to indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by them in connection with any civil or criminal suit or proceeding (other than a derivative action) to which they are parties or threatened to be made parties by reason of being directors or officers, if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation (and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful). The power to indemnify in connection with an action or suit by or in the right of the corporation (a derivative action) is more limited. Indemnification against expenses actually and reasonably incurred is required if a director or officer is wholly successful in defense of an action, suit or proceeding of the type where indemnity is permitted by the statute. Unless ordered by a court, indemnification under the statute, other than mandatory indemnification against expenses, may be made only if a determination that indemnification is proper has been made by a prescribed vote of the board of directors, special legal counsel in certain cases, by the shareholders or by the prescribed vote of a committee duly designated by the board of directors, in certain cases. Indemnification provided for by RSA 293-A:8.50-
8.58 is not exclusive and a corporation is empowered to maintain insurance on behalf of its directors and officers against any liability asserted against them in that capacity, whether or not the corporation would have the power under that section to indemnify them.

The by-laws of the Registrant provide that it shall indemnify any director or officer pursuant to the provisions of RSA 293-A:8.50-
8.58.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing or any existing arrangement or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

The by-laws of the Company provide that it shall indemnify any director or officer to the fullest extent allowed by law. The Company currently maintains insurance on behalf of its directors and officers against liability asserted against them in that capacity.

Reference is made to Section 16 of the Registrant's Key Employee
Performance and Equity Incentive Plan, a copy of which is filed herewith.

Item 8.  Exhibits

The exhibits listed on the Exhibit Index on page II-6 of this Registration Statement are filed herewith.


Item 9.  Undertakings

(a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement

                    (i)  to include any prospectus required by
                         Section 10(a)(3) of the Securities Act of 1933
                         ("Act");

                   (ii)  to reflect in the prospectus any facts
                         or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii)  to include any material information
                         with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1933 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manchester, and State of New Hampshire, on February 9, 1996.

                              ENERGYNORTH, INC.



                              By:  Robert R. Giordano
                                   --------------------
                                   Robert R. Giordano, President and
                                   Chief Executive Officer

                       POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert R. Giordano and Michael J. Mancini, Jr., and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated on the 9th day of February, 1996.


Signature                          Title


Robert R. Giordano                 President, Chief Executive Officer
-------------------------          and Director (Principal Executive
Robert R. Giordano                 Officer)


Michael J. Mancini, Jr.            Sr. Vice President and Chief
-------------------------          Financial Officer (Principal
Michael J. Mancini, Jr.            Financial Officer)


David A. Skrzysowski               Vice President and Controller
-------------------------          (Principal Accounting Officer)
David A. Skrzysowski


Sylvio L. Dupuis                   Director
-------------------------
Sylvio L. Dupuis

Richard B. Couser                  Director
-------------------------
Richard B. Couser


Edward T. Borer                    Director
-------------------------
Edward T. Borer


N. George Mattaini                 Director
-------------------------
N. George Mattaini


Davis P. Thurber                   Director
-------------------------
Davis P. Thurber


Roger C. Avery                     Director
-------------------------
Roger C. Avery


Richard J. Censits                 Director
-------------------------
Richard J. Censits


Joan B. Cudhea                     Director
-------------------------
Joan B. Cudhea


Constance B. Girard-diCarlo        Director
---------------------------
Constance B. Girard-diCarlo


     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manchester, State of New Hampshire, on February 9, 1996.

                              ENERGYNORTH, INC.
                              (Plan Administrator)



                              By:  Sylvio L. Dupuis
                              --------------------------------
                                   Sylvio L. Dupuis
                                   Director (Chairman, Compensation
                                   Committee)

                       INDEX OF EXHIBITS


Exhibit                  Description of Exhibits
Number                   -----------------------
-------

24             Consent of Arthur Andersen LLP is filed herewith.

99             EnergyNorth Key Employee Performance and
               Equity Incentive Plan, adopted on November 18,
               1992, as amended as of October 1, 1995, is filed herewith.